                           OFFER TO PURCHASE FOR CASH
                            ALL ORDINARY SHARES AND
            AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES
                                       OF
                               SMALLWORLDWIDE PLC
                                       AT
                       $20.00 PER ORDINARY SHARE AND ADS
                                       BY
                        GE POWER SYSTEMS EQUITIES, INC.
                          A WHOLLY OWNED SUBSIDIARY OF
                            GENERAL ELECTRIC COMPANY

------------------------------------------------------------
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M. (NEW YORK CITY TIME),
  3:00 P.M. (LONDON TIME), ON FRIDAY, SEPTEMBER 22, 2000, UNLESS THE OFFER IS EXTENDED.
--------------------------------------------------------------------------------

                                                                 August 24, 2000

To Our Clients:

    Enclosed for your consideration are the Offer to Purchase dated August 24, 2000 (the "Offer to Purchase") and the related Letter of Transmittal in connection with the offer by GE Power Systems Equities, Inc., a Delaware corporation (the "Offeror") and a wholly owned subsidiary of General Electric Company, a New York corporation ("GE"), to purchase all of the outstanding
(1) ordinary shares, nominal value L0.01 per share (the "Ordinary Shares"), and
(2) American Depositary Shares ("ADSs") each representing one Ordinary Share and evidenced by American Depositary Receipts ("ADRs"), of Smallworldwide plc, a public limited company incorporated under the laws of England and Wales ("Smallworld"), for $20.00 in cash per Ordinary Share or ADS (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"). The Ordinary Shares and the ADSs are referred to collectively as the "Shares". The Offer is subject to the terms and conditions set forth in the Offer to Purchase, in the enclosed Letter of Transmittal (which is only applicable to holders of ADSs) and the Form of Acceptance (which is only applicable to holders of Ordinary Shares) (which together, with the Offer to Purchase as amended from time to time, constitute the "Offer"). WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF ADSS HELD FOR YOUR ACCOUNT. A TENDER OF SUCH ADSS CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD OR OUR NOMINEES AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER ADSS HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to have us tender on your behalf any or all of the ADSs held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

    Your attention is invited to the following:

1.  The Offer Price is $20.00 per Share in cash, without interest thereon.

2.  The Offer is being made for all Shares.

3. The Board of Directors of Smallworld, (a) considers the terms of the Offer to be fair and reasonable, (b) has approved and adopted the Offer and
    (c) recommends that the shareholders accept the Offer and tender their Shares pursuant to the Offer.

4.  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M. (NEW YORK CITY
    TIME), 3:00 P.M. (LONDON TIME), ON FRIDAY, SEPTEMBER 22, 2000, UNLESS THE OFFER IS EXTENDED.

5. The Offer is conditioned upon, among other things, the Offeror having received valid acceptances (not properly withdrawn) in respect of not less than ninety percent (90%) of the Shares to which the Offer relates; however, the Offeror may lower the percentage required to meet this condition if it has already acquired or agreed to acquire Shares carrying more than fifty percent (50%) of the voting rights at any time prior to all of the other conditions being satisfied or waived. See Section 15 ("Certain Conditions of the Offer") in the Offer to Purchase.

6. You will be not obligated to pay brokerage fees or commissions or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of ADSs by the Purchaser pursuant to the Offer, although you will be required to pay fees associated with the cancellation of ADSs under the Deposit Agreement (as defined in the Offer to Purchase).

    The Offer is made solely by the Offer to Purchase, the related Letter of Transmittal and Form of Acceptance and an advertisement to be published on August 25, 2000 in the Financial Times and is being made to all holders of Shares. The Offer is not being made to (other than by such advertisement) (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of the Offeror by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

    The Offer is not being made, directly or indirectly, in or into, or by use of the mails or other means of instrumentality (including, without limitation, telephonic or electronic) of interstate or foreign commerce of, or any facilities of a national securities exchange of, Australia, Canada or Japan and will not be capable of acceptance by such use, means, instrumentality or facilities or from Australia, Canada or Japan. Accordingly, neither the Offer Document nor the Letter of Transmittal or Form of Acceptance (or any related offering documentations) is being mailed or otherwise distributed or sent in or into Australia, Canada or Japan.

    The Offer to Purchase is not being distributed or sent, into or from Australia, Canada or Japan. Persons reading the Offer to Purchase (including, without limitation, custodians, nominees and trustees) must not distribute or send the Offer to Purchase or the Letter of Transmittal or Form of Acceptance (or any related offering documentation) in, into or from Australia, Canada or Japan or use Australian, Canadian or Japanese mails for any purpose, directly or indirectly, in connection with the Offer and doing so may invalidate any purported acceptance of the Offer.

    If you wish to have us tender any or all of your ADSs, please so instruct us by completing, executing and returning to us the instruction form set forth on the opposite side of this letter. An envelope in which to return your instructions to us is enclosed. If you authorize the tender of your ADSs, all such ADSs will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US AS SOON AS POSSIBLE SO THAT WE WILL HAVE AMPLE TIME TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

                        INSTRUCTIONS WITH RESPECT TO THE
                           OFFER TO PURCHASE FOR CASH
          ALL AMERICAN DEPOSITARY SHARES REPRESENTING ORDINARY SHARES
                                       OF
                               SMALLWORLDWIDE PLC

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated August 24, 2000 (the "Offer to Purchase"), the Letter of Transmittal (which is only applicable to holders of ADSs) and the Form of Acceptance (which is only applicable to holders of Ordinary Shares) (which together with the Offer to Purchase, as amended from time to time, constitute the "Offer") in connection with the Offer by GE Power Systems Equities, Inc., a Delaware corporation (the "Offeror"), a wholly owned subsidiary of General Electric Company, a New York corporation ("GE"), to purchase all of the outstanding ordinary shares, nominal value L0.01 per share (the "Ordinary Shares"), and (2) American Depositary Shares ("ADSs") each representing one Ordinary Share and evidenced by American Depositary Receipts ("ADRs"), of Smallworldwide plc, a public limited company incorporated under the laws of England and Wales ("Smallworld"), for $20.00 in cash per Ordinary Share or ADS (such amount, or any greater amount per Share paid pursuant to the Offer, being referred to herein as the "Offer Price"), without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase, the Letter of Transmittal and the Form of Acceptance.

    This will instruct you to tender the number of ADSs indicated below (or, if no number, or a number greater than the number of ADSs held by you for the account of the undersigned, is indicated below, all ADSs) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase.

Dated: ________________________, 2000

       Number of ADSs to be Tendered:                            SIGN HERE
                    ADSs*
                                                               Signature(s)
                                                       Please type or print name(s)
                                                     Please type or print address(es)
                                                     Area Code and Telephone Number(s)
                                                   Tax Identification or Social Security
                                                                 Number(s)

------------------------

* Unless otherwise indicated, it will be assumed that all ADSs held by us for your account are to be tendered.